SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2001


                              ARIS INDUSTRIES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


    New York                          1-4814                      22-1715274
 (State or other                   (Commission                  (IRS Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)

463 Seventh Avenue, New York, NY                                     10018
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(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code 646-473-4200


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ITEM 4.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE

     On July 10, 2001, the Registrant engaged J.H. Cohn, LLP as the Registrant's independent accountants for 2001 and dismissed PricewaterhouseCoopers, LLP (the "Former Accountants") as the Registrant's independent auditors. The dismissal was approved by the Registrant's board of directors.

     The reports of the Former Accountant on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on the Registrant's consolidated financial statements for the year ended December 31, 2000 contained an explanatory paragraph relating to the Registrant's ability to continue as a concern.

     During the Registrant's two most recent fiscal years and any subsequent interim period through July 10, 2001, there were no disagreements between the Registrant and the Former Accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any "Reportable Events" within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

     The Former Accountants' letter to the Commission is filed herewith as
Exhibit 16.1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2001

                                        ARIS INDUSTRIES, INC.
                                        (Registrant)



                                        By: /s/ Paul Spector
                                           ------------------------------------
                                           Paul Spector, Chief Financial Officer



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                                    EXHIBITS


     16.1 Letter dated July 13, 2001 from PriceWaterhouseCoopers, LLP to the Commission.